SCHEDULE 13D
CUSIP No. 00753T 10 5	Page 1 of 20 Pages

EXHIBIT 3

Ravenswood Investment Company, L.P. 52 Vanderbilt Avenue New York New York 10017 212-986-4800

September 5, 2006

VIA FACSIMILE AND UPS NEXT DAY

Advanced Marketing Services, Inc.
5880 Oberlin Drive
San Diego, California 92121
Attn: Corporate Secretary

RE: Shareholders Notice of Intent Nominate Three Persons for Election as a Director

Ladies and Gentlemen:

The Ravenswood Investment Company, L.P., (the "Fund" or "Ravenswood"), is the record owner of 10,000 shares of common stock, $0.01 par value per share ("Common Stock"), of Advanced Marketing Services, Inc. (the "Company") and the beneficial owner of an additional 762,339 shares of Common Stock (such 772,339 shares representing approximately 4.1% of the outstanding shares of Common Stock).  The Fund intends to continue to hold these shares through the date of the Annual Meeting (as defined below).  In addition, Robotti & Company Advisors, LLC ("Robotti Advisors") may be deemed to beneficially own 550,108 shares of Common Stock (approximately 2.9% of the outstanding shares of Common Stock) owned by its clients, Robotti & Company, LLC ("Robotti & Company") may be deemed to beneficially own 22,869 shares of Common Stock (less than 1.0% of the outstanding shares of Common Stock) owned by its discretionary customers and Suzanne Robotti beneficially owns 9,358 shares of Common Stock (less than 1.0% of the outstanding shares of Common Stock).  Exhibit A sets forth additional information concerning certain parties related to the Fund (the "Related Parties").  None of the shares beneficially owned or deemed beneficially owned by any of the Related Parties are shares with respect to which any such party has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

This notice (this "Notice") is given pursuant to the requirements set forth in Article III Section 3(b) of the Company's bylaws (the "Bylaws"), filed as an exhibit to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the "SEC") on February 8, 2006.  According to Article III Section 3(b) of the Bylaws, (i) where an annual meeting is held more than 30 days after the anniversary of the preceding annual meeting, notice is timely if received by the Secretary by the later of the 75th day prior to the forthcoming meeting date and the close of business on the 30th day following the date on which the Company first makes public disclosure of the meeting date, and (ii) in the case of a special meeting, the close of business on the 15th day following the date on which the Company first makes public disclosure of the meeting date.   The Company has not had a meeting of stockholders since 2003.  The Company has not made public disclosure of the meeting date.  Accordingly, the Fund's notice is being delivered within the constraints of such deadlines.  The Fund does not acknowledge the validity of the procedures set forth in Article III Section 3(b) of the Bylaws and the execution and delivery of this notice, and any additional information, by or on behalf of the Fund shall not be deemed to constitute a waiver of the Fund's right to contest the validity of such procedures.

The Fund hereby gives written notice on the date hereof of its intention to, at the next Annual Meeting of Stockholders, or any other meeting of stockholders held (or consent solicitation engaged in) in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), nominate Robert E. Robotti, Suzanne Robotti and Chris Sansone (the "Nominees") for election as a directors, to serve until the annual meeting of shareholders three years thereafter and until his or her successor has been duly elected and qualified.

SCHEDULE 13D
CUSIP No. 00753T 10 5	Page 2 of 20 Pages

Based on the current size of the Board, the Fund is assuming that seven directors are to be elected at the Annual Meeting. The Fund reserves the right to nominate additional nominees, including enough nominees so that the Fund's nominees, if elected, would represent a majority or all of the Company's Board of Directors.  One instance under which the Fund may nominate additional nominees is if the Company has increased or does increase the number of directors to be elected at the Annual Meeting. The Fund also reserves the right to nominate one or more substitute nominees if the Company has taken any action that has, or if consummated would have, the effect of disqualifying any Nominee or any such additional nominee from serving as a director or if such Nominee or additional nominee is otherwise unable to serve for any reason.

The Fund hereby represents that it intends to appear in person or by proxy at the Annual Meeting to nominate the Nominees for election as directors.  The Related Parties may solicit proxies in favor of such nomination. Certain additional information regarding the Nominees is set forth in Exhibit B to this Notice.

The Fund has entered into an Indemnity Agreement (the "Indemnity Agreement") with each of the Nominees.  A copy of the form of Indemnity Agreement is attached hereto as Exhibit C.  Pursuant to the Indemnity Agreements, the Fund has agreed, subject to certain exceptions, to pay all costs of a proxy solicitation by the Fund, and to indemnify and hold each Nominee harmless from and against any and all claims of any nature arising from the proxy solicitation by the Fund and any related transactions.  The Nominees will not receive any compensation from the Related Parties for their services as directors of the Company if elected.  If elected, the Nominees will be entitled to such compensation from the Company as is provided to other non-employee directors.

Each of the Related Parties has entered into an Amended and Restated Joint Filing Agreement (the "Filing Agreement").  The Filing Agreement provides for the joint filing by each of such persons of statements on Schedule 13D, restricts the ability of the Nominees to acquire additional shares of the Company, and provides that the Fund will bear the expenses of the proxy solicitation.  A copy of the Filing Agreement is attached hereto as Exhibit D.

Each of the Nominees has executed a consent to being nominated for election as a director of the Company and to serve as a director of the Company if elected at the Annual Meeting.  The consents executed by each of the Nominees are attached hereto as Exhibit E.  The Indemnity Agreements, the Filing Agreement and the Consents are the sole arrangements or understandings between each Nominee and any other person pursuant to which the Nominee was selected as a Nominee.

Exhibit F hereto sets forth with respect to all securities of the Company purchased or sold within the past two years, the dates on which they were purchased or sold and the amount purchased or sold on each such date by the Related Parties.

Except as disclosed herein or in any of the exhibits attached hereto, none of the Related Parties: (i) owns any securities of the Company of record but not beneficially; (ii) owns, nor do any of their associates own, beneficially any securities of the Company, directly or indirectly; (iii) owns any securities of any parent or subsidiary of the Company, directly or indirectly; (iv) has, nor do any of their associates have, any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates; (v) has, nor do any of their associates have, any arrangement or understanding with any person with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (vi) had or will have, nor does any member of their immediate family have, a direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000; (vii) has, nor has any member of their immediate family or any associate been indebted to the Company or its subsidiaries at any time since the beginning of the Company's last fiscal year in an amount in excess of $60,000; (viii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting proposed in this Notice aside from their respective interests as shareholders of the Company; (ix) has borrowed or obtained any funds for the purpose of acquiring or holding any securities of the Company; (x) is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to securities of the Company, including, but not

SCHEDULE 13D
CUSIP No. 00753T 10 5	Page 3 of 20 Pages

limited to, joint ventures, loan or option arrangements, puts or calls, guarantees  against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (xi) has, during the past ten years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); or (xii) has, during the past five years, been involved in any of the legal proceedings described in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended ("Regulation S-K"). The term "associates" shall have the meaning as that term is defined in Rule 14a-1 of Regulation 14A under the Securities Exchange Act of 1934, as amended.

Except as otherwise set forth in this Notice, there are no material proceedings in which the Nominee or any of his associates is a party adverse to the Company or any of its subsidiaries, or in which any Nominee or his or her associates have a material interest adverse to the Company or any of its subsidiaries.

No Nominee has ever served on the Board of Directors nor been an officer of the Company. Except as otherwise set forth in this Notice, none of the Nominees nor any of their respective associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to other plans or other compensation from, or related to, services rendered on behalf of the Company, or is subject to any arrangement described in Item 402 of Regulation S-K.

Except as otherwise set forth in this Notice (a) none of the relationships regarding any Nominee described in Item 404(b) of Regulation S-K exists or has existed, (b) there are no relationships involving any Nominee or any of their respective associates that would have required disclosure under Item 402(j) of Regulation S-K had such Nominee been a director of the Company, (c) there are no family relationships (as defined in Section 401(d) of Regulation S-K) between any Nominee and any director or officer of the Company or person nominated by the Company to become a director or executive officer.

If the Fund proceeds with a solicitation of proxies in support of the nomination, it is anticipated that the Related Parties and certain of their employees, if any, would be participants in such solicitation, and may engage a proxy solicitation agent whose fees and number of employees to be employed for such solicitation would be agreed upon at the time of such engagement.  The business address of each such employee would be the same as that of its employer.

The Fund would bear the cost of such proxy solicitation, but would intend to seek reimbursement for the cost of such solicitation from the Company if any of the Nominees are elected as directors. The Fund does not intend to seek shareholder approval for such reimbursement.  While no precise estimate of this cost can be made at the present time, the Fund currently estimates that it would spend a total of approximately $50,000 to $200,000 for such solicitation of proxies, including expenditures for attorneys, proxy solicitation agents, and advertising, public relations, printing, transportation and related expenses.  As of the date hereof, the Fund has not incurred any solicitation expenses.  In addition to soliciting proxies by mail, proxies may be solicited in person, by telephone or facsimile, by delivery service or email, on the internet, through advertisements or otherwise.

The information included in this Notice, including the exhibits attached hereto, represents the Fund's best knowledge as of the date hereof.  The Fund reserves the right, in the event such information shall be or become inaccurate, to provide corrective information to the Company as soon as reasonably practicable, although the Fund does not commit to update any information that may change from and after the date hereof.  If this Notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of the Nominee at the Annual Meeting, or if any Nominee or additional nominee shall be unable to serve for any reason, this Notice shall be effective with respect to the remaining Nominees and any substitute Nominee selected by the Fund.

If you believe that this Notice for any reason is defective in any respect, the Fund requests that you so notify it no later than noon (New York time) on September 7, 2006 by contacting Matthew J. Day, Esq. by telephone at (212) 673-0484 or by facsimile at (646) 349-5783.

SCHEDULE 13D
CUSIP No. 00753T 10 5	Page 4 of 20 Pages

Please direct any questions regarding the information contained in this Notice to Matthew J. Day, Esq., 380 Lexington Avenue, Suite 1700, New York, New York 10168 by telephone at (212) 673-0484.

Very truly yours,

The Ravenswood Investment Company, LP

By: /s/ Robert E. Robotti

Name: Robert E. Robotti
Title: Managing Member of Ravenswood Management Company, L.L.C., which serves as the General Partner of The Ravenswood Investment Company, L.P.

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SCHEDULE 13D
CUSIP No. 00753T 10 5			Page 5 of 20 Pages

EXHIBIT A

Related Party	Number of Shares Directly or Indirectly Beneficially Owned	Shares Owned of Record	Approximate Percentage*

Robotti	1,345,316	0	7.0%
Robotti & Company Incorporated	572,977	0	3.0%
Robotti & Company	22,869	0	**
Robotti Advisors	550,108	0	2.9%
Suzanne Robotti	9,358	0	**
Ken Wasiak	772,339	0	4.1%
Ravenswood Management Company, LLC	772,339	0	4.1%
The Fund	772,339***	10,000	4.1%
Chris Sansone	0	0	0%

                       *Percentages in this table and this letter (and the other exhibits thereto) are based on 19,055,455 shares of the Common Stock, $0.001 par value, outstanding as of June 1, 2003, as disclosed in the Issuer's Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on July 11,2003.

** Less than one percent.
***Includes 10,000 shares owned of record.

The business address of each of the foregoing other than Mr. Wasiak and Ravenswood Management Company, LLC is 52 Vanderbilt Avenue, New York, New York, 10017.  Ravenswood Management Company, LLC's business address is 104 Gloucester Road, Massapequa, New York, 11758.  Mr. Wasiak's business address is 515 Madison Avenue, New York, New York 10022.

Robert E. Robotti and Suzanne Robotti are husband and wife. Accordingly, for certain purposes each may be deemed to beneficially own the shares of Common Stock owned beneficially by the other.

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SCHEDULE 13D
CUSIP No. 00753T 10 5	Page 6 of 20 Pages

EXHIBIT B

The Nominees

Robert E. Robotti, age 53.  Mr. Robotti is Managing Director, President, and founder of Robotti & Company, LLC, a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Robotti & Company Advisors LLC, an SEC-registered investment adviser, both of which were established in 1983.  Prior to forming the Robotti companies, Mr. Robotti was a vice president and shareholder of Gabelli & Company, Inc.  Before that he was associated with Paine Webber Inc. and Blyth, Eastman, Dillon.  Mr. Robotti worked in public accounting before coming to Wall Street and is a CPA.  Mr. Robotti holds a BS from Bucknell University and an MBA in Taxation from Pace University.

Mr. Robotti serves on the Board of Directors of Panhandle Royalty Company, an American Stock Exchange listed company with a class of stock registered under Section 12 of the Exchange Act.  Mr. Robotti is also a member of its Audit & Compensation Committees.  He is also a member of the Advisory Committee on Smaller Public Companies established by the Securities and Exchange Commission to examine the impact of the Sarbanes Oxley Act.

Suzanne Robotti, age 49.  Ms. Robotti's principal occupation since October 2004 is as a broker with Robotti & Company, LLC, a broker-dealer registered under Section 15 of Exchange Act.  Ms. Robotti holds NASD Series 7 and 63 licenses.  From May 2004 to September 2004, Ms. Robotti was Vice President of Advertising Sales for Profile Pursuit, a magazine publisher.  Prior to May 2004, Ms. Robotti was regional director of sales development for FirstSearch Technology, a software supplier to environmental engineering companies.  From 1999 through 2003, she was a consultant in the magazine publishing field. In 1990, Ms. Robotti launched her first magazine.  In 1995, she launched her second magazine which reached a circulation of one million.  In 1996, Ms. Robotti raised capital from an institutional investment company and in 1997 she acquired a third magazine. In 1999, she sold all three magazines to the international conglomerate, Bertelsmann. Ms. Robotti received her BA from University of Maryland in 1975.

Chris Sansone, age 32.  Mr. Sansone's principal occupation since September 2003 has been serving as a portfolio manager for Robotti & Company, LLC, a broker-dealer registered under Section 15 of Exchange Act.  From June 2003 to September 2003, Mr. Sansone was a trader in equity trading at Schwab Capital Markets.  From September 2002 to June 2003, Mr. Sansone was a trader in equity trading at Jeffries & Company.  From April 1999 to September 2002, Mr. Sansone was a trader in equity trading at Herzog, Heine, Geduld.  Mr. Sansone is currently a member of the Equity Securities Holders' Committee representing shareholder's claims in the OCA Inc. bankruptcy proceedings.

The business address of each of the Nominees and Robotti & Company, LLC is 52 Vanderbilt Avenue, New York, New York, 10017.  None of the companies named on this Exhibit B is a parent, subsidiary or affiliate of Advanced Marketing Services, Inc.

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SCHEDULE 13D
CUSIP No. 00753T 10 5	Page 7 of 20 Pages

EXHIBIT C

INDEMNITY AGREEMENT

September 5, 2006

Robert E. Robotti 52 Vanderbilt Avenue, Fourth Floor New York, NY 10017-3808

Re: Advanced Marketing Services, Inc.

Dear Bob:

                                Thank you for agreeing to serve as a nominee (a "Nominee") to the Board of Directors of Advanced Marketing Services, Inc. (the "Company") in the proxy solicitation that The Ravenswood Investment Company, L.P. (the "Participant") is considering undertaking to nominate and elect directors at the Company's next Annual Meeting of Stockholders, or any other meeting of stockholders held (or consent solicitation engaged in) in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting").  Your outstanding qualifications, we believe, will prove a valuable asset to the Company and all of its stockholders.  This letter will set forth the terms of our agreement.

1.             The Participant shall pay all costs of the proxy solicitation to be conducted by the Participant in connection with the Annual Meeting (the "Proxy Contest"); provided however that the Participant reserves the right to seek reimbursement for such costs from the Company.

2.             You understand that it may be difficult, if not impossible, to replace nominees who, such as yourself, have agreed to serve on the slate and later change their minds and determine not to seek election.  Accordingly, the Participant is relying upon your agreement to seek nomination.  In that regard, you are being supplied with a questionnaire (a "Questionnaire") in which you will provide the Participant with information necessary for the Participant to make appropriate disclosures both to the Company and for use in creating the proxy material to be sent to shareholders of the Company that will be filed with the Securities and Exchange Commission.  You have agreed that (i) you will immediately complete and sign the questionnaire and return it to the undersigned and (ii) your responses to the questions contained therein will be true and correct in all respects.  The Participant has also enclosed a form letter  (the "Consent Letter") to the Company informing the Company that you consent to being a nominee of the Participant for the election as a director of the Company and, if elected, consent to serve as a director of the Company.

3.             The Participant agrees to indemnify and hold you harmless against any and all claims of any nature, whenever brought, arising from the proxy solicitation by the Participant and any related transactions, irrespective of the outcome; provided, that this indemnification agreement and all of the Participant's obligations hereunder may be terminated by the Participant in its sole discretion, in the event that you withdraw as a Nominee.  This indemnification will include any and all (each, a "Loss") losses, liabilities, damages, demands, claims, suits, actions, judgments, or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, and any and all reasonable costs and expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation asserted against, resulting, imposed upon, or incurred or suffered by you, directly or indirectly, as a result of or arising from the proxy solicitation by the Participant and any related transactions.

SCHEDULE 13D
CUSIP No. 00753T 10 5	Page 8 of 20 Pages

                Nothing herein shall be construed to provide you an indemnity: (i) for any actions taken by you as a director of the Company, if you are elected, (ii) in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the nominees contemplated by the Participant; (iii) if you acted in a manner which constitutes gross negligence or willful misconduct; (iv) if the claim results from any misstatement or omission of material fact in your Questionnaire; or (v) in the event you are deemed to beneficially own any shares of the Company other than those beneficially owned by the Participant (without the prior written consent of the Participant). In the event of a claim against you pursuant to the prior paragraph or the occurrence of a Loss, you shall give the Participant written notice of such claim or Loss.  Upon receipt of such written notice, the Participant will provide you with counsel to represent you.  In addition, you will be reimbursed promptly for all Losses suffered by you and for all reasonable out-of-pocket expenses incurred by you relating to the proxy solicitation and any related transactions.  The Participant shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent.  However, the Participant may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

4.             Each of us recognizes that should you be elected to the Board of Directors of the Company all of your activities and decisions as a director  will be governed by applicable law and subject to your fiduciary duties  to the shareholders of the Company and, as a result, that there is, and can be,  no agreement between you and the Participant which governs the decisions which you  will make as a director of the Company.

5.             This letter sets forth the entire agreement between the Participant and you as to the subject matter contained herein, and cannot be amended, modified or terminated except by a writing executed by the Participant and you.  This letter shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law.

If you agree to the foregoing terms, please sign below to indicate your acceptance.

Very truly yours,

By: The Ravenswood Investment
Company, L.L.C.
Its General Partner

By: /s/ Robert E. Robotti

Name: Robert E. Robotti
Title: Managing Member

ACCEPTED AND AGREED:

/s/ Robert E. Robotti

Robert E. Robotti

SCHEDULE 13D
CUSIP No. 00753T 10 5	Page 9 of 20 Pages

INDEMNITY AGREEMENT

September 5, 2006

Chris Sansone 52 Vanderbilt Avenue, Fourth Floor New York, NY 10017-3808

Re: Advanced Marketing Services, Inc.

Dear Chris:

                                Thank you for agreeing to serve as a nominee (a "Nominee") to the Board of Directors of Advanced Marketing Services, Inc. (the "Company") in the proxy solicitation that The Ravenswood Investment Company, L.P. (the "Participant") is considering undertaking to nominate and elect directors at the Company's next Annual Meeting of Stockholders, or any other meeting of stockholders held (or consent solicitation engaged in) in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting").  Your outstanding qualifications, we believe, will prove a valuable asset to the Company and all of its stockholders.  This letter will set forth the terms of our agreement.

1.             The Participant shall pay all costs of the proxy solicitation to be conducted by the Participant in connection with the Annual Meeting (the "Proxy Contest"); provided however that the Participant reserves the right to seek reimbursement for such costs from the Company.

2.             You understand that it may be difficult, if not impossible, to replace nominees who, such as yourself, have agreed to serve on the slate and later change their minds and determine not to seek election.  Accordingly, the Participant is relying upon your agreement to seek nomination.  In that regard, you are being supplied with a questionnaire (a "Questionnaire") in which you will provide the Participant with information necessary for the Participant to make appropriate disclosures both to the Company and for use in creating the proxy material to be sent to shareholders of the Company that will be filed with the Securities and Exchange Commission.  You have agreed that (i) you will immediately complete and sign the questionnaire and return it to the undersigned and (ii) your responses to the questions contained therein will be true and correct in all respects.  The Participant has also enclosed a form letter  (the "Consent Letter") to the Company informing the Company that you consent to being a nominee of the Participant for the election as a director of the Company and, if elected, consent to serve as a director of the Company.

3.             The Participant agrees to indemnify and hold you harmless against any and all claims of any nature, whenever brought, arising from the proxy solicitation by the Participant and any related transactions, irrespective of the outcome; provided, that this indemnification agreement and all of the Participant's obligations hereunder may be terminated by the Participant in its sole discretion, in the event that you withdraw as a Nominee.  This indemnification will include any and all (each, a "Loss") losses, liabilities, damages, demands, claims, suits, actions, judgments, or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, and any and all reasonable costs and expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation asserted against, resulting, imposed upon, or incurred or suffered by you, directly or indirectly, as a result of or arising from the proxy solicitation by the Participant and any related transactions.

SCHEDULE 13D
CUSIP No. 00753T 10 5	Page 10 of 20 Pages

                Nothing herein shall be construed to provide you an indemnity: (i) for any actions taken by you as a director of the Company, if you are elected, (ii) in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the nominees contemplated by the Participant; (iii) if you acted in a manner which constitutes gross negligence or willful misconduct; (iv) if the claim results from any misstatement or omission of material fact in your Questionnaire; or (v) in the event you are deemed to beneficially own any shares of the Company other than those beneficially owned by the Participant (without the prior written consent of the Participant). In the event of a claim against you pursuant to the prior paragraph or the occurrence of a Loss, you shall give the Participant written notice of such claim or Loss.  Upon receipt of such written notice, the Participant will provide you with counsel to represent you.  In addition, you will be reimbursed promptly for all Losses suffered by you and for all reasonable out-of-pocket expenses incurred by you relating to the proxy solicitation and any related transactions.  The Participant shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent.  However, the Participant may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

4.             Each of us recognizes that should you be elected to the Board of Directors of the Company all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duties to the shareholders of the Company and, as a result, that there is, and can be, no agreement between you and the Participant which governs the decisions which you will make as a director of the Company.

5.             This letter sets forth the entire agreement between the Participant and you as to the subject matter contained herein, and cannot be amended, modified or terminated except by a writing executed by the Participant and you.  This letter shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law.

If you agree to the foregoing terms, please sign below to indicate your acceptance.

Very truly yours,

By: The Ravenswood Investment
Company, L.L.C.
Its General Partner

By: /s/ Robert E. Robotti

Name: Robert E. Robotti
Title: Managing Member

ACCEPTED AND AGREED:

/s/ Chris Sansone

Chris Sansone

SCHEDULE 13D
CUSIP No. 00753T 10 5	Page 11 of 20 Pages

INDEMNITY AGREEMENT

September 5, 2006

Suzanne Robotti 52 Vanderbilt Avenue, Fourth Floor New York, NY 10017-3808

Re: Advanced Marketing Services, Inc.

Dear Su:

                                Thank you for agreeing to serve as a nominee (a "Nominee") to the Board of Directors of Advanced Marketing Services, Inc. (the "Company") in the proxy solicitation that The Ravenswood Investment Company, L.P. (the "Participant") is considering undertaking to nominate and elect directors at the Company's next Annual Meeting of Stockholders, or any other meeting of stockholders held (or consent solicitation engaged in) in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting").  Your outstanding qualifications, we believe, will prove a valuable asset to the Company and all of its stockholders.  This letter will set forth the terms of our agreement.

1.             The Participant shall pay all costs of the proxy solicitation to be conducted by the Participant in connection with the Annual Meeting (the "Proxy Contest"); provided however that the Participant reserves the right to seek reimbursement for such costs from the Company.

2.             You understand that it may be difficult, if not impossible, to replace nominees who, such as yourself, have agreed to serve on the slate and later change their minds and determine not to seek election.  Accordingly, the Participant is relying upon your agreement to seek nomination.  In that regard, you are being supplied with a questionnaire (a "Questionnaire") in which you will provide the Participant with information necessary for the Participant to make appropriate disclosures both to the Company and for use in creating the proxy material to be sent to shareholders of the Company that will be filed with the Securities and Exchange Commission.  You have agreed that (i) you will immediately complete and sign the questionnaire and return it to the undersigned and (ii) your responses to the questions contained therein will be true and correct in all respects.  The Participant has also enclosed a form letter  (the "Consent Letter") to the Company informing the Company that you consent to being a nominee of the Participant for the election as a director of the Company and, if elected, consent to serve as a director of the Company.

3.             The Participant agrees to indemnify and hold you harmless against any and all claims of any nature, whenever brought, arising from the proxy solicitation by the Participant and any related transactions, irrespective of the outcome; provided, that this indemnification agreement and all of the Participant's obligations hereunder may be terminated by the Participant in its sole discretion, in the event that you withdraw as a Nominee.  This indemnification will include any and all (each, a "Loss") losses, liabilities, damages, demands, claims, suits, actions, judgments, or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, and any and all reasonable costs and expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation asserted against, resulting, imposed upon, or incurred or suffered by you, directly or indirectly, as a result of or arising from the proxy solicitation by the Participant and any related transactions.

SCHEDULE 13D
CUSIP No. 00753T 10 5	Page 12 of 20 Pages

                Nothing herein shall be construed to provide you an indemnity: (i) for any actions taken by you as a director of the Company, if you are elected, (ii) in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the nominees contemplated by the Participant; (iii) if you acted in a manner which constitutes gross negligence or willful misconduct; (iv) if the claim results from any misstatement or omission of material fact in your Questionnaire; or (v) in the event you are deemed to beneficially own any shares of the Company other than those beneficially owned by the Participant (without the prior written consent of the Participant). In the event of a claim against you pursuant to the prior paragraph or the occurrence of a Loss, you shall give the Participant written notice of such claim or Loss.  Upon receipt of such written notice, the Participant will provide you with counsel to represent you.  In addition, you will be reimbursed promptly for all Losses suffered by you and for all reasonable out-of-pocket expenses incurred by you relating to the proxy solicitation and any related transactions.  The Participant shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent.  However, the Participant may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

4.             Each of us recognizes that should you be elected to the Board of Directors of the Company all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duties  to the shareholders of the Company and, as a result, that there is, and can be,  no agreement between you and the Participant which governs the decisions which you  will make as a director of the Company.

5.             This letter sets forth the entire agreement between the Participant and you as to the subject matter contained herein, and cannot be amended, modified or terminated except by a writing executed by the Participant and you.  This letter shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law.

If you agree to the foregoing terms, please sign below to indicate your acceptance.

Very truly yours,

By: The Ravenswood Investment
Company, L.L.C.
Its General Partner

By: /s/ Robert E. Robotti

Name: Robert E. Robotti
Title: Managing Member

ACCEPTED AND AGREED:

/s/ Suzanne Robotti

Suzanne Robotti

SCHEDULE 13D
CUSIP No. 00753T 10 5	Page 13 of 20 Pages

EXHIBIT D

AMENDED AND RESTATED JOINT FILING AGREEMENT

            WHEREAS, certain of the undersigned have filed a Statement of Beneficial Ownership on Schedule 13D (the "Original Filers") with respect to shares of Advanced Marketing Services, Inc., a Delaware corporation (the "Company");

                                WHEREAS, Chris Sansone (together with Robert E. Robotti and Suzanne Robotti, the "Nominees") wishes to form a group with the Original Filers (together, the "Group") with regard to the investment of The Ravenswood Investment Company, L.P. ("Ravenswood") in the Company.

NOW, THEREFORE, IT IS AGREED:

                                1.             In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Statements of Beneficial Ownership on Schedule 13D with respect to the Common Stock of the Company.

                                2.             So long as this agreement is in effect, each of the undersigned agrees not to become the beneficial owner of any shares of stock of the Company other than those beneficially owned by any of the Original Filers, without the prior written consent of Ravenswood.

                                3.             Ravenswood hereby agrees to bear all expenses incurred in connection with the Group's activities.  Notwithstanding the foregoing, Ravenswood shall not be required to reimburse any party for (i) out-of-pocket expenses incurred by a party in the aggregate in excess of $250 without Ravenswood's prior written approval; (ii) the value of the time of any party; (iii) legal fees incurred without Ravenswood's prior written approval; or (iv) the costs of any counsel, other than Matthew J. Day, Esq. ("Attorney"), employed in connection with any pending or threatened litigation without Ravenswood's prior written approval.

                                4.             Each of the undersigned agrees to solicit proxies for the election of the Nominees, or any other person(s) nominated by Ravenswood, to the Board of Directors of the Company at a meeting of stockholders of the Company.

                                5.             The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.

                                6.             This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

                                7.             In the event of any dispute arising out of the provisions of this Agreement, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York

8. Any party hereto may terminate his obligations under this agreement at any time on 24 hours' written notice to all other parties, with a copy by fax to Matthew J. Day, Esq., Fax No. (646) 349-5783.

9. Each party acknowledges that Attorney shall act as counsel for both the Group and Ravenswood.

SCHEDULE 13D
CUSIP No. 00753T 10 5			Page 14 of 20 Pages

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Date:	September 5, 2006

Robotti & Company, Incorporated

/s/ Robert E. Robotti		By:	/s/ Robert E. Robotti

Robert E. Robotti			Name: Robert E. Robotti
Title: President and Treasurer

Robotti & Company, LLC			Robotti & Company Advisors, LLC

/s/ Robert E. Robotti		By:	/s/ Robert E. Robotti

Name: Robert E. Robotti			Name: Robert E. Robotti
Title: President and Treasurer			Title: President and Treasurer

/s/ Suzanne Robotti			/s/ Kenneth R. Wasiak

Suzanne Robotti			Kenneth R. Wasiak

Ravenswood Management Company, L.L.C.			The Ravenswood Investment Company, L.P.

/s/ Robert E. Robotti		By:	Ravenswood Management Company, L.L.C.

Name: Robert E. Robotti			Its General Partner
Title: Managing Member

		By:	/s/ Robert E. Robotti

Name: Robert E. Robotti
Title: Managing Member

/s/ Chris Sansone

Chris Sansone

SCHEDULE 13D
CUSIP No. 00753T 10 5	Page 15 of 20 Pages

EXHIBIT E

Consents of Nominees

Robert E. Robotti 52 Vanderbilt Avenue, Fourth Floor New York, NY 10017-3808

September 5, 2006

Advanced Marketing Services, Inc. 5880 Oberlin Drive San Diego, California 92121 Attention: Corporate Secretary

Dear Sir or Madam:

                                You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice to be provided by The Ravenswood Investment Company, L.P. of its intention to nominate the undersigned as a director of Advanced Marketing Services, Inc. (the "Company") at the Company's next Annual Meeting of Stockholders or other meeting of stockholders held (or consent solicitation engaged in) in lieu thereof, including any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in the preliminary and final proxy statement, all amendments thereof, and all other filings, letters and other documents incidental or related thereto, to be filed with the Securities and Exchange Commission relating to the Annual Meeting and/or furnished to shareholders of the Company and (iii) serving as a director of the Company if elected at the Annual Meeting.

Very truly yours,

/s/ Robert E. Robotti

Robert E. Robotti

(The remainder of this page was intentionally left blank)

SCHEDULE 13D
CUSIP No. 00753T 10 5	Page 16 of 20 Pages

Chris Sansone 52 Vanderbilt Avenue, Fourth Floor New York, NY 10017-3808

September 5, 2006

Advanced Marketing Services, Inc. 5880 Oberlin Drive San Diego, California 92121 Attention: Corporate Secretary

Dear Sir or Madam:

                                You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice to be provided by The Ravenswood Investment Company, L.P. of its intention to nominate the undersigned as a director of Advanced Marketing Services, Inc. (the "Company") at the Company's next Annual Meeting of Stockholders or other meeting of stockholders held (or consent solicitation engaged in) in lieu thereof, including any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in the preliminary and final proxy statement, all amendments thereof, and all other filings, letters and other documents incidental or related thereto, to be filed with the Securities and Exchange Commission relating to the Annual Meeting and/or furnished to shareholders of the Company and (iii) serving as a director of the Company if elected at the Annual Meeting.

Very truly yours,

/s/ Chris Sansone

Chris Sansone

(The remainder of this page was intentionally left blank)

SCHEDULE 13D
CUSIP No. 00753T 10 5	Page 17 of 20 Pages

Suzanne Robotti 52 Vanderbilt Avenue, Fourth Floor New York, NY 10017-3808

September 5, 2006

Advanced Marketing Services, Inc. 5880 Oberlin Drive San Diego, California 92121 Attention: Corporate Secretary

Dear Sir or Madam:

                                You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice to be provided by The Ravenswood Investment Company, L.P. of its intention to nominate the undersigned as a director of Advanced Marketing Services, Inc. (the "Company") at the Company's next Annual Meeting of Stockholders or other meeting of stockholders held (or consent solicitation engaged in) in lieu thereof, including any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in the preliminary and final proxy statement, all amendments thereof, and all other filings, letters and other documents incidental or related thereto, to be filed with the Securities and Exchange Commission relating to the Annual Meeting and/or furnished to shareholders of the Company and (iii) serving as a director of the Company if elected at the Annual Meeting.

Very truly yours,

/s/ Suzanne Robotti

Suzanne Robotti

(The remainder of this page was intentionally left blank)

SCHEDULE 13D
CUSIP No. 00753T 10 5		Page 18 of 20 Pages

EXHIBIT F

PURCHASES AND SALES OVER THE PAST TWO YEARS

The following table sets forth for each Related Party, his, her or its purchases and sales of Common Stock within the previous two years, the dates of the transactions and the amounts purchased or sold:

Related Party	Transaction Dates	Transaction	# of Shares
Robotti & Company	10-Feb-05	Buy	1200
Robotti & Company	21-Mar-05	Short	(2,500)
Robotti & Company	8-Apr-05	Cover	2,500
Ravenswood	8-Apr-05	Short	(1,000)
Ravenswood	8-Apr-05	Cover	1,000
Ravenswood	14-Apr-05	Buy	15,000
Robotti & Company	15-Apr-05	Buy	2,500
Ravenswood	15-Apr-05	Buy	10,000
Robotti & Company	18-Apr-05	Buy	2,500
Ravenswood	18-Apr-05	Buy	7,500
Robotti & Company	19-Apr-05	Buy	7,469
Robotti Advisors	19-Apr-05	Buy	219,636
Ravenswood	19-Apr-05	Buy	201,958
Robotti & Company	20-Apr-05	Buy	2,075
Suzanne Robotti	20-Apr-05	Buy	58
Robotti Advisors	20-Apr-05	Buy	62,379
Ravenswood	20-Apr-05	Buy	57,266
Robotti & Company	22-Apr-05	Buy	300
Ravenswood	25-Apr-05	Buy	12,000
Ravenswood	26-Apr-05	Buy	20,000
Suzanne Robotti	2-May-05	Buy	3,500
Suzanne Robotti	2-May-05	Buy	3,500
Robotti Advisors	2-May-05	Buy	2,400
Robotti & Company	2-May-05	Buy	900
Suzanne Robotti	3-May-05	Buy	2,300
Robotti & Company	6-May-05	Buy	400
Robotti Advisors	11-May-05	Buy	2,800
Robotti & Company	20-May-05	Buy	5,000
Ravenswood	20-May-05	Buy	37,500
Robotti & Company	23-May-05	Buy	5,000
Ravenswood	25-May-05	Buy	15,000
Ravenswood	25-May-05	Buy	16,000
Ravenswood	1-Jun-05	Buy	6,250
Robotti Advisors	3-Jun-05	Buy	1,300
Robotti Advisors	22-Jun-05	Buy	6,300
Ravenswood	24-Jun-05	Buy	17,500
Robotti Advisors	27-Jun-05	Buy	25,050
Robotti & Company	12-Jul-05	Buy	300
Robotti & Company	14-Jul-05	Sell	(5,000)
Robotti Advisors	21-Jul-05	Buy	2,300
Robotti Advisors	22-Jul-05	Buy	22,700
Robotti Advisors	16-Aug-05	Buy	4,500

SCHEDULE 13D
CUSIP No. 00753T 10 5		Page 19 of 20 Pages

Ravenswood	16-Aug-05	Buy	6,000
Robotti & Company	22-Aug-05	Buy	1,725
Ravenswood	22-Aug-05	Buy	1,175
Ravenswood	23-Aug-05	Buy	500
Ravenswood	25-Aug-05	Buy	4,000
Ravenswood	26-Aug-05	Buy	1,800
Ravenswood	31-Aug-05	Buy	4,200
Robotti Advisors	1-Sep-05	Buy	2,600
Ravenswood	2-Sep-05	Buy	2,200
Robotti Advisors	7-Sep-05	Buy	1,450
Ravenswood	7-Sep-05	Buy	2,750
Ravenswood	8-Sep-05	Buy	4,500
Ravenswood	9-Sep-05	Buy	2,500
Robotti & Company	9-Sep-05	Buy	2,500
Robotti Advisors	13-Sep-05	Buy	250
Ravenswood	14-Sep-05	Buy	20,175
Ravenswood	19-Sep-05	Buy	3,000
Ravenswood	21-Sep-05	Buy	7,000
Robotti Advisors	22-Sep-05	Buy	2,500
Robotti Advisors	28-Sep-05	Buy	2,500
Ravenswood	29-Sep-05	Buy	7,000
Robotti Advisors	3-Oct-05	Buy	20,262
Ravenswood	3-Oct-05	Buy	3,000
Robotti Advisors	6-Oct-05	Buy	1,542
Robotti Advisors	11-Oct-05	Buy	1,300
Robotti Advisors	17-Oct-05	Buy	52,000
Robotti Advisors	18-Oct-05	Buy	7,246
Robotti Advisors	27-Oct-05	Buy	2,450
Ravenswood	27-Oct-05	Buy	5,000
Robotti Advisors	2-Nov-05	Buy	32,450
Ravenswood	2-Nov-05	Buy	143,565
Robotti Advisors	11-Nov-05	Buy	3,700
Robotti Advisors	21-Nov-05	Buy	7,200
Robotti & Company	22-Nov-05	Buy	800
Robotti Advisors	23-Nov-05	Buy	3,300
Robotti Advisors	9-Dec-05	Buy	800
Robotti Advisors	12-Dec-05	Buy	4,000
Robotti & Company	15-Dec-05	Buy	1,700
Robotti & Company	16-Dec-05	Buy	500
Ravenswood	19-Dec-05	Buy	20,000
Robotti Advisors	28-Dec-05	Buy	3,500
Ravenswood	28-Dec-05	Buy	37,500
Ravenswood	29-Dec-05	Buy	20,000
Robotti & Company	29-Dec-05	Buy	0
Ravenswood	30-Dec-05	Buy	22,500
Robotti Advisors	17-Jan-06	Buy	11,150
Robotti Advisors	20-Jan-06	Buy	450
Robotti Advisors	23-Jan-06	Buy	500

SCHEDULE 13D
CUSIP No. 00753T 10 5		Page 20 of 20 Pages

Robotti Advisors	24-Jan-06	Buy	4,500
Robotti Advisors	1-Feb-06	Buy	2,600
Robotti Advisors	7-Feb-06	Buy	2,600
Robotti Advisors	10-Feb-06	Buy	500
Robotti Advisors	14-Feb-06	Buy	1,500
Robotti Advisors	7-Mar-06	Sell	(2,600)
Robotti Advisors	16-Mar-06	Buy	162
Robotti Advisors	20-Mar-06	Buy	4,038
Robotti Advisors	17-Apr-06	Buy	3,602
Robotti Advisors	19-Apr-06	Buy	1,277
Robotti Advisors	21-Apr-06	Buy	550
Robotti Advisors	24-Apr-06	Buy	1,000
Robotti Advisors	25-Apr-06	Buy	550
Robotti Advisors	2-May-06	Buy	3,471
Robotti & Company	4-May-06	Sell	(8,000)
Ravenswood	12-May-06	Buy	2,750
Robotti Advisors	15-May-06	Buy	3,650
Ravenswood	17-May-06	Buy	12,500
Robotti Advisors	18-May-06	Buy	500
Robotti Advisors	18-May-06	Buy	1,900
Robotti Advisors	23-May-06	Buy	1,500
Robotti & Company	23-May-06	Buy	1,000
Ravenswood	15-Jun-06	Buy	2,200
Ravenswood	16-Jun-06	Buy	1,400
Ravenswood	19-Jun-06	Buy	2,750
Ravenswood	23-Jun-06	Buy	5,000
Ravenswood	18-Jul-06	Buy	7,500
Ravenswood	19-Jul-06	Buy	2,500
Robotti Advisors	27-Jul-06	Buy	2,000
Ravenswood	28-Jul-06	Buy	1,400
Robotti Advisors	31-Jul-06	Buy	5,000
Robotti Advisors	1-Aug-06	Buy	1,750
Robotti Advisors	4-Aug-06	Sell	(457)